                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K/A

                               CURRENT STATEMENT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        Date of Report (date of earliest
                       event reported):  January 26, 2000

                                 JFAX.COM, Inc.
             (Exact name of Registrant as specified in its charter)

   Delaware                     0-25965                   51-0371142
   (State of                   (Commission              (I.R.S. Employer
incorporation)                   Number)               Identification No.)


                             6922 Hollywood Blvd.
                                   Suite 900
                        Los Angeles, California  90028
                   (Address of principal executive offices)

                                (323) 860-9200
             (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets (As previously stated in Form 8-K filed on February 10, 2000)

(a) On January 26, 2000, JFAX.COM, Inc. acquired the outstanding stock of SureTalk.Com, Inc., a closely held Internet-based faxing, messaging and communications company based in Carlsbad, California. The stock was acquired directly from the shareholders of SureTalk.Com, Inc. in a stock-for-stock purchase transaction valued at approximately $9.28 million. The shareholders of SureTalk.Com, Inc. included Steven J. Hamerslag, Timothy Johnson, and Lester Morales, as well as various other former employees of SureTalk.Com, Inc. Concurrently with the closing, Mr. Hamerslag was named President and Chief Executive Officer of JFAX.COM, Inc., Mr. Johnson was named Vice President of Product Marketing and Business Development, and Mr. Morales was named Vice President of Sales. Certain of the other former employee-shareholders of SureTalk.Com, Inc. also joined JFAX.COM, Inc. as employees.


     The purchase price was paid in the form of 1,515,545 shares of common stock of JFAX.COM, Inc. valued at the closing price for such common stock as reported on the NASDAQ on the date preceding the closing (January 25, 2000), $6.125 per share. The approximately $9.28 million consideration paid for SureTalk.Com, Inc. was determined by negotiation between management for the two companies.



Item 7.   Financial Statements and Pro Forma Financial Information

                                                                        Page No.
(a)  Financial Statements of SureTalk.Com, Inc.

     Report of Independent Accountants                                      4

     Balance Sheet as of December 31, 1999                                  5

     Statement of Operations for the year ended December 31, 1999           6

     Statement Shareholders Equity (Deficiency) as of December 31, 1999     7

     Statement of Cash Flows for the year ended December 31, 1999           8

     Notes to Financial Statements-December 31, 1999                        9

(b)  Unaudited Pro Forma Financial Information

     Basis of Presentation

     Unaudited Pro forma Condensed Combining Balance Sheet as of
     December 31, 1999

     Unaudited Pro Forma Condensed Combining Statement of Operations for the year ended December 31, 1999

     Basis of Presentation for Unaudited Pro Forma Condensed
     Combining Financial Statements

     The accompanying unaudited pro forma condensed combining financial statements of JFAX.COM, Inc. and SureTalk.com, Inc. give retroactive effect to the acquisition which is being accounted for as a purchase and, as a result, the unaudited pro forma condensed combining balance sheet is presented as if the companies had combined as of December 31, 1999 and unaudited pro forma combining statement of operations is presented as if the combining companies had been combined for the year then ended. These unaudited pro forma condensed combining financial statements may not be indicative of the results that actually may be obtained in the future. The unaudited pro forma condensed combining financial statements should be read in conjunction with the historical consolidated financial statements of JFAX.COM, Inc. and SureTalk.com, Inc.

                         Independent Auditors' Report

The Board of Directors
SureTalk.com, Inc. (formerly known as Fax4Free.com, Inc.):

We have audited the accompanying balance sheet of SureTalk.com, Inc. (formerly known as Fax4Free.com, Inc.) as of December 31, 1999 and the related statements of operations, shareholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SureTalk.com, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KPMG LLP

Los Angeles, CA

March 15, 2000


                SURETALK.COM (Formerly known as FAX4FREE.COM)

                                  Balance Sheet
                                December 31, 1999

                     Assets
Current assets:
    Cash and cash equivalents                                              $    31,671
    Other current assets                                                       119,577
                                                                           -----------
                Total current assets                                           151,248
Capitalized software costs                                                   2,750,000
Net property and equipment, at cost                                            302,173
                                                                           -----------
                                                                           $ 3,203,422
                                                                           ===========

                   Liabilities and Stockholders' Deficiency

Note payable to shareholder                                                $ 1,700,000
Accounts payable                                                               498,263
Accrued expenses                                                               304,921
Notes payable to officers                                                      335,428
                                                                           -----------
                Total current liabilities                                    2,838,613
Long term portion of note payable to shareholder                             1,000,000
                                                                           -----------
Shareholders' deficiency:
    Series A preferred stock, $0.01 par value.  Authorized 2,660,000            26,600
       shares; issued and outstanding 2,660,000 shares (liquidation preference of $505,400)
    Series B preferred stock, $0.01 par value.  Authorized 3,000,000            29,979
       shares; issued and outstanding 2,997,876 shares (liquidation preference of $1,468,959)
    Common stock, $0.001 par value.  Authorized 30,000,000 shares;               9,771
       issued and outstanding 9,771,314 shares
    Additional paid in capital                                               3,325,515
    Note receivable from stockholder                                           (92,100)
    Accumulated deficit                                                     (3,934,956)
                                                                           -----------
                Net stockholders' deficiency                                  (635,191)
                                                                           -----------
                                                                           $ 3,203,422
                                                                           ===========

                See accompanying notes to financial statements


                 SURETALK.COM (Formerly known as FAX4FREE.COM)
                             Statement of Operations

                          Year ended December 31, 1999

Revenues                                        $   158,603

Cost of revenue                                     214,035
                                                -----------
                 Gross profit (loss)                (55,432)
                                                -----------
Operating expenses:
     Selling, general and administrative          3,077,732
     Research and development                       458,482
                                                -----------
                 Total operating expenses         3,536,214
                                                -----------
                 Operating loss                  (3,591,646)
Interest expense, net                                97,585
                                                -----------
                 Loss before income taxes        (3,689,231)
Income taxes                                            800
                                                -----------
                 Net loss                       $(3,690,031)
                                                ===========

                See accompanying notes to financial statements

                 SURETALK.COM (Formerly known as FAX4FREE.COM)

                Statement of Shareholders' Equity (deficiency)

                         Year ended December 31, 1999



                                                               Series A                 Series B
                                                           preferred stock           preferred stock           Common stock
                                                      -----------------------    -----------------------   ---------------------
                                                       Shares       Amount       Shares       Amount        Shares       Amount
                                                      ---------   -----------   ---------   ------------   ---------   ---------
Balance, December 31, 1998                                   --            --          --             --   8,962,000       8,962

Issuance of stock options below fair market value            --            --          --             --          --          --
Issuance of common stock for services                        --            --          --             --     253,000         253
Issuance of common stock for cash                            --            --          --             --     471,314         471
Exercise of options                                          --            --          --             --      85,000          85
Issuance of Series A preferred stock for cash         2,660,000        26,600          --             --          --          --
Issuance of Series B preferred stock for services            --            --      99,214            992          --          --
Issuance of Series B preferred stock for cash                --            --   2,898,662         28,987          --          --
ProtoDyne net equity                                         --            --          --             --          --          --
Note receivable for issuance of common stock                 --            --          --             --          --          --
Net loss                                                     --            --          --             --          --          --
                                                      ---------   -----------   ---------   ------------   ---------   ---------
Balance, December 31, 1999                            2,660,000   $    26,600   2,997,876   $     29,979   9,771,314   $   9,771
                                                      =========   ===========   =========   ============   =========   =========
                                                                                                                    Net
                                                        Note receivable                      Accumulated        shareholders'
                                                        from Stockholder          APIC          deficit      equity (deficiency)
                                                        ----------------        ----------     ----------      ------------------
Balance, December 31, 1998                                      --                595,788       (268,208)          336,542

Issuance of stock options below fair market value               --                640,566             --           640,566
Issuance of common stock for services                           --                 57,897             --            58,150
Issuance of common stock for cash                               --                 89,079             --            89,550
Exercise of options                                             --                 16,065             --            16,150
Issuance of Series A preferred stock for cash                   --                473,400             --           500,000
Issuance of Series B preferred stock for services               --                 90,347             --            91,339
Issuance of Series B preferred stock for cash                   --              1,362,373             --         1,391,360
ProtoDyne net equity                                            --                     --          23,283
Note receivable for issuance of common stock               (92,000)                    --              --         (92,100)
Net loss                                                        --                     --      (3,690,031)     (3,690,031)
                                                        ----------              ----------     ----------    ------------
Balance, December 31, 1999                                 (92,100)              3,325,515     (3,934,956)       (635,191)
                                                        ==========              ==========     ==========    ============


                SURETALK.COM (Formerly known as FAX4FREE.COM)

                           Statement of Cash Flows
                        Year ended December 31, 1999


Cash flows from operating activities:
     Net loss                                                 $(3,690,031)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
           Depreciation and amortization                          298,817
           Stock based compensation expense                       788,810
           Changes in assets and liabilities:
              Prepaid expenses and other current
                 assets                                          (109,621)
              Accounts payable and accrued expenses             1,046,929
                                                              -----------
                    Net cash used in operating activities      (1,665,096)
                                                              -----------
Cash used in investing activities:
     Purchase of technology                                      (100,000)
     Purchase of property and equipment                          (286,819)
                                                              -----------
                    Net cash used in investing activities        (386,819)
                                                              -----------
Cash flows from financing activities:
     Proceeds from issuance of common stock                       105,700
     Proceeds from issuance of preferred stock                  1,891,360
     Issuance of note to officer                                  (92,100)
     Payment on note payable                                     (200,000)
                                                              -----------
                    Net cash provided by financing
                       activities                               1,704,960
                                                              -----------
                    Net decrease in cash and cash
                       equivalents                               (346,955)

Cash and cash equivalents at beginning of period                  378,626
                                                              -----------
Cash and cash equivalents at end of period                    $    31,671
                                                              ===========

Supplemental disclosure of cash flow information --
     cash paid during the period for:
                    Income taxes                              $       800
                    Interest                                          --
                                                              ===========
Supplemental disclosure of noncash investing and
financing activity:
     During 1999, the Company acquired certain software
        technologies totaling $3,000,000 in exchange for
        a $2,900,000 note payable and cash of $100,000.

               See accompanying notes to financial statements.

          ShareTalk.com, Inc. (formerly known as Fax4Free.com, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1999

(1) Summary of Significant Accounting Policies

    (a)  Organization

         SureTalk.com, Inc. (the Company) was incorporated on August 14, 1998 under the laws of the state of Colorado. In April 1999, the Company was reincorporated under the laws of the state of Delaware. In December 1999, the Company name was changed from Fax4Free.com, Inc. to SureTalk.com, Inc. The Company offers a variety of free and fee-based communications services including Internet-based fax sending and receiving, and voice mail to consumers, businesses and qualifying non-profit organizations.

    (b)  Depreciation and Amortization

         Depreciation and amortization of property and equipment is provided using the straight-line method based on the estimated useful lives, generally ranging from to one to three years.

    (c)  Capitalized Software Costs

         All research and development costs are expensed as incurred. Purchased technology is capitalized at cost and amortized over the estimated economic life of the asset, which is five years.

    (d)  Revenue Recognition

         Revenue is recognized at the time services are rendered or otherwise earned.

    (e)  Income Taxes

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

           SURETALK.COM, INC. (FORMERLY KNOWN AS FAX4FREE.COM, INC.)

    (f)  Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

         The Company accounts for long-lived assets (intangible assets and property and equipment) under the provisions of Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." The statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

    (g)  Stock-Based Compensation

         The Company has adopted Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants made in future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123
         (note 6).

    (h)  Use of Estimates

         Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    (i)  Comprehensive Income

         Statement of Financial Accounting Standards ("SFAS") NO. 130, "Reporting Comprehensive Income" is effective for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for the reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement display with the same prominence as other financial statements. SFAS 130 is effective for fiscal years beginning after December 15, 1997. The Company adopted SFAS No. 130 for the financial statements for the fiscal year ended December 31, 1999.

           SURETALK.COM, INC. (FORMERLY KNOWN AS FAX4FREE.COM, INC.)

(2) Property and Equipment

    Property and equipment is stated at cost and is summarized as follows:

        Computers and equipment                    $  332,508
        Office furniture                               13,041
        Leasehold Improvements                          5,441
                                                   ----------
                                                      350,990
        Less accumulated depreciation and
         amortization                                 (48,817)
                                                   ----------
                                                   $  302,173
                                                   ==========

(3) Capitalized Software Costs

    Capitalized software costs relate to an acquisition of software from ProtoDyne, Inc. (a related party) completed in July 1999. Mark Schwartz, a co-founder and principal shareholder of the Company, was the sole shareholder of ProtoDyne and the recipient of the purchase proceeds. The purchase price was $3,000,000 delivered to Mark Schwartz with a down payment of $100,000 and a promissory note of $2,900,000 (see note 9). The note is secured by a stock pledge agreement and guarantee. Software costs are stated at cost and are summarized as follows:

        Capitalized software costs                 $3,000,000

        Less accumulated amortization                (250,000)
                                                   ----------
                                                   $2,750,000
                                                   ==========

           SURETALK.COM, INC. (FORMERLY KNOWN AS FAX4FREE.COM, INC.)

(4) Income Taxes

    Income taxes consist of franchise taxes for the state of California. At December 31, 1999, the Company had available net operating loss carryforwards totaling approximately $3,500,000, for Federal and state income tax purposes expiring beginning in the year 2005. Due to the uncertainty surrounding the realization of the benefits of its tax attributes, including net operating loss carryforwards in future tax returns, the Company has fully reserved its deferred tax assets as of December 31, 1999. In assessing the potential realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during the periods in which those temporary differences become deductible. In addition, the utilization of net operating loss carryforwards may be limited due to restrictions imposed under applicable Federal and state tax laws due to a change in ownership that occurred subsequent to December 31, 1999 (Note 9).

(5) Related Party Transactions

    In July 1999, the Company purchased all of the outstanding shares of ProtoDyne, Inc. for $3.0 million. The purchase price was paid as $100,000 in cash plus the issuance of a promissory note for $2.9 million payable in installments over 29 months. During 1999, payments of $200,000 were made toward this note, leaving a balance of $2.7 million as of December 31, 1999. Mark Schwartz, a co-founder and principal shareholder of the Company, was the sole shareholder of ProtoDyne and the recipient of the purchase proceeds.

    As of December 31, 1999 the Company had notes receivable in the amount of $92,100 and notes payable in the amount of $335,000 from officers of the Company. All such notes bear market interest rates and were established in the ordinary course of business

    Certain payments for the services of Barry Shore (Co-founder, Director) were made to Dynamic Marketing Group, a corporation for which Mr. Shore is the sole shareholder.

(6) Stock Options

    The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

    On December 31, 1999, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

           SURETALK.COM, INC. (FORMERLY KNOWN AS FAX4FREE.COM, INC.)

    Summary stock option activity from inception to December 31, 1999 is as follows:

                                                                         Weighted average
                                                Number of options         exercise price
                                               -------------------      -------------------
    Balance at inception August 1998                           --      $                --
     Granted                                            1,150,000                    0.299
     Exercised                                                 --                       --
     Canceled                                            (400,000)                   0.813
                                              -------------------      -------------------
   Balance at December 31, 1998                           750,000      $             0.025
    Granted                                             3,273,289                    0.181
    Exercised                                             (85,000)                   0.190
    Canceled                                              (60,000)                   0.240
                                              -------------------      -------------------
    Balance at December 31, 1999                        3,878,289      $             0.150
                                              ===================      ===================

    There were 1,000,000 options vested at December 31, 1999. All options are exercisable immediately, even if not vested; however, early exercised shares are subject to repurchase by the Company at the original exercise price if service terminates prior to vesting. Additionally, at December 31, 1999 there were 2,878,289 shares outstanding originally issued under stock option agreements, subject to repurchase by the Company.

    In connection with the granting of stock options in 1999 below fair market value, the Company recorded compensation expense of $649,566 during the year ended December 31, 1999.

    If the Company had elected to recognize compensation cost based on the fair value at the date of grant, consistent with the method as prescribed by SFAS No. 123, net loss would have changed to the pro forma amounts indicated below:

                Net loss:
                 As reported               $         3,690,031
                 Pro forma                           3,936,138
                                           ===================

    The fair value of options granted during 1999 was determined using a minimum value pricing model with the following assumptions: risk-free interest rate of 6.00% and an expected life of 10 years.

           SURETALK.COM, INC. (FORMERLY KNOWN AS FAX4FREE.COM, INC.)

    The following table summarizes information regarding options outstanding and options exercisable at December 31, 1999:

                                              Options outstanding
                            -----------------------------------------------------------
                                                                                                     Options exercisable
                                                       Weighted                           -----------------------------------------
        Range of exercise      Outstanding at      average remaining    Weighted average     Exercisable at      Weighted average
             prices           December 31, 1999    contractual life      exercise price     December 31, 1999     exercise price
       ---------------------------------------------------------------  -----------------------------------------------------------
       $          0.025             950,000                5.7             $  0.025               950,000              0.025
                  0.190           2,928,289                9.6                0.190                50,000              0.190
       ---------------------------------------------------------------  -----------------------------------------------------------
       $  0.025 - 0.190           3,878,289                8.7             $  0.150             1,000,000              0.033
       ===============================================================  ===========================================================

(7) Commitments

    Lease Commitments

    The Company entered into various operating leases for office space and equipment which expire through the year 2000 and total $79,840. The lease expense included in the accompanying statement of operations for the year ended December 31, 1999 was $39,920.

    Employment Agreements

    The Company has entered into employment agreements with three of its officers, Steve Hamerslag, Barry Shore and Mark Schwartz. These agreements provide for employment terms ranging from 1 year to 30 months and for continuation of salary, bonuses and vesting of options in the event of early termination. As of December 31, 1999, $100,000 of severance expense had been recognized in accordance with these contracts.

(8) Stockholders' Equity (Deficiency)

    (a)  Capital Stock

         The Company's Amended and Restated Articles of Incorporation (Articles) authorize the issuance of two classes of shares, designated common stock and preferred stock. The numbers of shares of common stock and preferred stock authorized totaled 30,000,000 and 5,660,000, shares respectively.

    (b)  Common Stock

         Holders of shares of common stock are entitled, subject to the senior rights of holders of preferred stock described below, to receive dividends when and as declared by the Board of Directors, to share ratably in the proceeds of any dissolution or winding up of the Company and to vote on certain matters as provided in the Articles. Shares of common stock are subject to transfer restrictions and certain rights of first refusal relating to the securities laws, the bylaws of the Company and, in certain cases, specific agreements with the Company and holders of preferred stock.

    (c)  Preferred Stock

         Of the preferred stock, 2,660,000 shares have been designated Series A and 3,000,000 shares have been designated Series B. In July 1999, the Company issued and sold 2,660,000 of such shares to a single investor for total cash consideration of $500,000. Warrants to purchase 1,330,000 shares of common stock were also issued in conjunction with the sale of Series A stock. In July through September 1999, the Company issued and sold 2,997,876 shares of Series B stock to accredited investors for total cash consideration of $1,482,699.

           SURETALK.COM, INC. (FORMERLY KNOWN AS FAX4FREE.COM, INC.)

    (d)  Conversion Rights

         Each share of preferred stock outstanding is convertible, at the option of the holder, into common stock at the rate of one share of common stock for each share of preferred stock, adjustable for certain dilutive events. Such conversion will occur automatically upon the closing of a registered public offering of the Company's common stock or upon the vote in favor of such conversion by a majority of the holders of Series A or Series B preferred stock then outstanding.

    (e)  Dividend Rights

         Holders of Series A preferred stock and Series B preferred stock are entitled to receive dividends, when and as declared by the Company's Board of Directors. Such dividends are payable in preference and priority to any dividends on common stock.

    (f)  Liquidation Preference

         In the event of a liquidation, dissolution or winding up of the Company, the holders of Series A and Series B preferred stock are entitled, sharing pro rata, to receive a liquidation preference of $0.19 and $0.49 per share, respectively, plus any accrued but unpaid dividends. The liquidation preferences terminate upon conversion of the preferred stock to common stock.

    (g)  Voting Rights

         Holders of preferred stock are generally entitled to vote together with holders of common stock on matters presented for shareholder action as if such shares were converted to common stock.

(9) Subsequent Events

    In November 1999, the Company entered into a letter of intent to be acquired by JFAX.COM, Inc. (JFAX). Under the terms of the purchase agreement, all equity in the Company was to be exchanged for 1,515,545 shares of restricted common stock of JFAX valued at $6.125. This purchase transaction was completed in January 2000. Immediately prior to the closing, the balance of the $2.7 million promissory note to Mark Schwartz, along with certain additional obligations, were converted to equity. In addition, the vesting of all outstanding stock options was accelerated in accordance with the terms of the Stock Option Plan. Finally, in conjunction with the purchase transaction, Steven J. Hamerslag, the Company's CEO, entered into an employment agreement to become the CEO of JFAX.

                                 JFAX.COM INC.
             UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                               DECEMBER 31, 1999

                                                                       Historical
                                                            -------------------------------
                                                                                                   Proforma         Pro Forma
                                                              JFAX.COM        Suretalk.COM        Adjustments       Combined
                                                            -------------------------------------------------------------------
                        Assets
Current assets:
     Cash and cash equivalents                              $12,256,487            31,671                           12,288,158
     Short term Investments                                  23,510,623                                             23,510,623
     Accounts receivable                                        275,046                                                275,046
     Due from related parties                                    95,151                                                 95,151
     Interest receivable                                        600,569                                                600,569
     Prepaid marketing costs                                  2,725,234                                              2,725,234
     Other current assets                                       784,760           119,578                              904,338
                                                            ------------------------------------------------------------------
                                                             40,247,870           151,249                           40,399,119

Furniture, fixtures and equipment, net                        3,344,075           302,173                            3,646,248
Capitalized Software Costs                                                      2,750,000                            2,750,000
Long term Investments                                        13,558,615                                             13,558,615
Investment in Joint venture                                     417,773                                                417,773
Goodwill and other intangibles acquired                                                         (A)9,917,904         9,917,904
Other long-term assets                                        1,057,000                                              1,057,000
                                                            ------------------------------------------------------------------
                                                            $58,625,333         3,203,422         13,223,872        71,746,659
                                                            ==================================================================
            Liabilities, Redeemable Securities
          and Stockholders' Equity (Deficiency)

Current liabilities:
     Accounts payable and accrued expenses                  $ 1,781,088         1,138,613                            2,919,701
     Deferred revenue                                           438,722                                                438,722
     Current portion of capital lease obligations               176,089                                                176,089
     Current portion of long-term debt                        1,239,650                                              1,239,650
     Current portion of Note payable to shareholder                             1,700,000      (B)(1,700,000)                -
     Customer deposits                                           57,267                                                 57,267
                                                            ------------------------------------------------------------------
                                                              3,692,816         2,838,613                            4,831,429

Capital lease obligations                                       185,762                                                185,762
Long-term debt                                                1,537,357                                              1,537,357
Note payable to shareholder                                                     1,000,000      (B)(1,000,000)                -

Redeemable common stock                                       7,064,633                                              7,064,633

Common stock subject to put option                              997,500                                                997,500

Total stockholders' equity (deficiency)                      45,147,265          (635,191)      (A)9,917,904        57,129,978
                                                                                                (B)2,700,000
                                                            ------------------------------------------------------------------
                                                            $58,625,333         3,203,422          9,917,904        71,746,659
                                                            ==================================================================

Notes

(A) Purchase price of 1,515,545 shares at $6.125 (January 25,
    2000) is $9,282,713 in total consideration

        Total Consideration                                   9,282,713
        Add Suretalk deficiency                                (635,191)
                                                            -----------
        Total Goodwill and other intangibles acquired         9,917,904
                                                            ===========

(B) To record conversion of notes payable to shareholder to common stock in connection with purchase transaction.

                                JFAX.COM, INC.

                    UNAUDITED PRO FORMA CONDENSED COMBINING
                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                 Historical
                                                        ------------------------------         Pro Forma         Pro Forma
                                                          JFAX.COM        SureTalk.COM         Adjustments        Combined
                                                        ---------------------------------------------------------------------
Revenue                                                 $  7,643,442            158,603                             7,802,045
Costs and expenses                                        20,800,284          3,750,249   (A)(B) 3,680,968         28,231,501
                                                        ------------        -----------   ----------------        -----------
Operating loss                                           (13,156,842)        (3,591,646)         3,680,968        (20,429,456)
                                                                                          ----------------        -----------
Other income (expense)                                       146,113            (98,385)        (C) 98,385            146,113
                                                        ------------        -----------   ----------------        -----------
Loss before extraordinary item                           (13,010,729)        (3,690,031)        (3,582,583)       (20,283,343)
Extraordinary Item-Loss on extinguishment of debt         (4,428,374)                                              (4,428,374)
                                                        ------------        -----------   ----------------        -----------
Net Loss                                                $(17,439,103)        (3,690,031)        (3,582,583)       (24,711,717)
                                                        ============        ===========   ================        ===========
Net loss attributable to common shareholders            $(19,010,974)                                             (26,288,588)
                                                        ============                                              ===========
Net loss per common share:
       Basic                                            $      (0.68)                                                   (0.89)
       Diluted                                                 (0.68)                                                   (0.89)

Weighted average common shares used in
       determining loss per share:
                   Basic and diluted                      28,098,994                                            (D)29,614,539

Notes

To adjust for goodwill and technology amortization as if the two companies had been combined as of January 1, 1999:

(A)    Total goodwill as reported in the combining condensed balance sheet                             $9,917,904

       Pro forma amortization period                                                                      3 years

       Pro forma goodwill amortization for 1999                                                         3,305,968

(B)    Pro forma adjustment for accelerated amortization period for capitalized software costs            375,000

                   Total pro forma amortization for 1999                                               $3,680,968

(C)    Elimination of interest expense for shareholder notes converted to common stock

(D)    Includes additional 1,515,545 shares of common stock issued to acquire SureTalk.com

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  April 7, 2000


                                        JFAX.COM, Inc.
                                        (Registrant)


                                        By:  /s/ Nehemia Zuceer
                                             ----------------------------
                                             Nehemia Zuceer
                                             Chief Financial and Accounting
                                             Officer (Principal Financial
                                             and Accounting Officer)